                                                                                                                                      EX-99.(q)(2)

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Power of Attorney

Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, and Robert Griffith, jointly and severally, and each of them, his true and lawful attorneys-in-fact and agents, each with power and authority of substitution and resubstitution, for him in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Goldman Sachs Variable Insurance Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ Dwight L. Bush	Trustee	February 12, 2020
Dwight L. Bush

/s/ Joaquin Delgado	Trustee	February 12, 2020
Joaquin Delgado